UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2018

MINING POWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55788	46-3289369
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

20200 Dixie Highway

Suite 906

Miami, Florida 33180

(Address of Principal Executive Offices)

(800) 304-2657

(Registrant's Telephone Number including Area Code)

_______________________________

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into Definitive Agreement

On October 11, 2018 the Company entered into a Common Stock Purchase Agreement, dated September 30, 2018, with Triton Funds, LP, a Delaware limited partnership (Triton), in which Triton agrees to purchase up to $1,000,000 of the common stock of the Company at a price that is 82% of an adjusted trading price of the Company’s common stock. The parties also entered into a Registration Rights Agreement, in which the Company agrees to register the shares to be purchased by Triton.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)       Exhibits:

Ex.. No.	Date	Document
10.1	September 30, 2018	Common Stock Purchase Agreement
10.2	September 30, 2018	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mining Power Group, Inc. (the “Registrant”)
DATE: October 15, 2018	a Colorado corporation /s/Dror Svorai________ Name: Dror Svorai Title: Chief Executive Officer

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